Exhibit 1.2

Pricing Agreement

Barclays Capital Inc.

Deutsche Bank Securities Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

February 14, 2011

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 14, 2011 (the “Underwriting Agreement”), between the Company on the one hand and Barclays Capital Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At 3:20 p.m. (Eastern Time) on February 14, 2011 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated February 14, 2011 (including the Base Prospectus dated February 14, 2011), and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including final term sheets in the form set forth in Schedule IV.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page to Follow]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name:	Robert W. Oberrender
Title:	Senior Vice President and Treasurer

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Barclays Capital Inc.

By:	/s/ Allen Cutler
Allen Cutler Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Marc Fratepietro
Marc Fratepietro
Managing Director

By:	/s/ John C. McCabe
John C. McCabe
Director

By:	UBS Securities LLC

By:	/s/ Christian Stewart
Christian Stewart
Managing Director

By:	/s/ Matthew Morici
Matthew Morici
Associate Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Carolyn Hurley Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2021 Notes	Principal Amount of 2041 Notes
Barclays Capital Inc.	$80,000,000	$70,000,000
Deutsche Bank Securities Inc.	$80,000,000	$70,000,000
UBS Securities LLC	$80,000,000	$70,000,000
Wells Fargo Securities, LLC	$80,000,000	$70,000,000
BNY Mellon Capital Markets, LLC	$8,000,000	$7,000,000
Citigroup Global Markets Inc.	$8,000,000	$7,000,000
Credit Suisse Securities (USA) LLC	$8,000,000	$7,000,000
Goldman, Sachs & Co.	$8,000,000	$7,000,000
J.P. Morgan Securities LLC	$8,000,000	$7,000,000
KeyBanc Capital Markets Inc.	$8,000,000	$7,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$8,000,000	$7,000,000
Morgan Stanley & Co. Incorporated	$8,000,000	$7,000,000
RBS Securities Inc.	$8,000,000	$7,000,000
U.S. Bancorp Investments, Inc.	$8,000,000	$7,000,000

Total	$400,000,000	$350,000,000

SCHEDULE II

Title of Designated Securities:

4.70% Notes Due February 15, 2021 (the “2021 Notes”)

5.95% Notes Due February 15, 2041 (the “2041 Notes”)

Aggregate principal amount:

$400,000,000 for the 2021 Notes

$350,000,000 for the 2041 Notes

Price to Public:

2021 Notes: 99.819% of the principal amount of the 2021 Notes, plus accrued interest, if any, from February 17, 2011.

2041 Notes: 99.474% of the principal amount of the 2041 Notes, plus accrued interest, if any, from February 17, 2011.

Purchase Price by Underwriters:

2021 Notes: 99.369% of the principal amount of the 2021 Notes, plus accrued interest, if any, from February 17, 2011, if settlement occurs after that date.

2041 Notes: 98.599% of the principal amount of the 2041 Notes, plus accrued interest, if any, from February 17, 2011, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

10:30 a.m. (New York City time), February 17, 2011

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2021 Notes: February 15, 2021

2041 Notes: February 15, 2041

Interest Rate:

2021 Notes: 4.70%

2041 Notes: 5.95%

Interest Payment Dates:

2021 Notes: February 15 and August 15, commencing August 15, 2011.

2041 Notes: February 15 and August 15, commencing August 15, 2011.

Redemption Provisions:

The 2021 Notes and the 2041 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days notice by mail, at the redemption prices described in the Prospectus.

Change of Control:

Upon the occurrence of a change of control triggering event, the Company will be required to offer to purchase from noteholders all of their notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

February 17, 2011, at 9:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

Names and Addresses of Representatives:

As to the 2021 Notes and the 2041 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Facsimile: (646) 834-8133

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attn: Debt Capital Markets Syndicate

Facsimile: (212) 797-2202

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attn: Fixed Income Syndicate

Facsimile: 203-719-0495

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: 704-383-9165

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated February 14, 2011, relating to the 2021 Notes and the 2041 Notes, as filed pursuant to Rule 433 under the Securities Act.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-172235

February 14, 2011

SCHEDULE IV

UNITEDHEALTH GROUP INCORPORATED

$400,000,000 4.70% NOTES DUE FEBRUARY 15, 2021

$350,000,000 5.95% NOTES DUE FEBRUARY 15, 2041

FINAL TERM SHEET

Dated February 14, 2011

Issuer:	UnitedHealth Group Incorporated

Ratings:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-172235)

Trade Date:	February 14, 2011

Settlement Date (T+ 3):	February 17, 2011

Title of Securities	4.70% Notes Due February 15, 2021 (“2021 Notes”) 5.95% Notes Due February 15, 2041 (“2041 Notes”)

Maturity Date:	February 15, 2021 (2021 Notes) February 15, 2041 (2041 Notes)

Principal Amount Offered:	$400,000,000 (2021 Notes) $350,000,000 (2041 Notes)

Price to Public (Issue Price):	99.819% (2021 Notes) 99.474% (2041 Notes)

Interest Rate:	4.70% (2021 Notes) 5.95% (2041 Notes)

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2011

Benchmark:	3.625% due 02/15/21 (2021 Notes) 4.250% due 11/15/40 (2041 Notes)

Benchmark Yield:	3.623% (2021 Notes) 4.688% (2041 Notes)

Spread to Benchmark:	110 basis points (2021 Notes) 130 basis points (2041 Notes)

Re-offer Yield:	4.723% (2021 Notes) 5.988% (2041 Notes)

Optional Redemption Provisions:

Prior to November 15, 2020, make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on and after November 15, 2020. (2021 Notes)

Prior to August 15, 2040, make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on and after August 15, 2040. (2041 Notes)

Change of Control:	If a change of control triggering event occurs, the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

CUSIP:	91324P BP6 (2021 Notes) 91324P BQ4 (2041 Notes)

ISIN:	US91324PBP62 (2021 Notes) US91324PBQ46 (2041 Notes)

Joint Book-Runners:	Barclays Capital Inc. Deutsche Bank Securities Inc. UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
U.S. Bancorp Investments, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital, Inc. at (888) 603-5847, Deutsche Bank Securities, Inc. at (800) 503-4611, UBS Securities LLC at (877) 827-6444, ext. 5613884 or Wells Fargo Securities, LLC at (800) 326-5897.

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